Exhibit 4.1

CONFIDENTIAL

February 23, 2021

VIA ELECTRONIC DELIVERY

Raymond Ming Hui Lin

Chief Executive Officer

CLPS Incorporation

c/o Unit 702, 7th Floor, Millennium City II

378 Kwun Tong Road, Kwun Tong, Kowloon

Hong Kong SAR

Dear Mr. Lin:

This letter (the “Agreement”) constitutes the agreement between Maxim Group LLC (“Maxim”) the “Lead Manager”) and CLPS Incorporation (the “Company”), that Maxim shall serve as (i) sole lead/exclusive placement agent for the Company, on a “reasonable best efforts” basis (“Direct Placement”) or (ii) sole lead book running manager for the Company, on a firm commitment basis (“Underwritten Placement”) and collectively with a Direct Placement (a “Placement”), in connection with the proposed offering of registered securities (the “Securities”) of the Company, including shares (the “Shares”) of the Company’s common stock (the “Common Stock”). The terms of such Placement and the Securities shall be mutually agreed upon by the Company, the Lead Manager and, if a Direct Placement, the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Lead Manager would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement of common shares for at least $10,000,000 shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Lead Manager’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by Maxim to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Maxim with respect to securing any other financing on behalf of the Company. It is further understood and agreed that during the Engagement Period, the Company and Maxim may mutually determine that instead of proceeding with the proposed offering, the Company may alternatively proceed with a different offering of its equity, convertible or debt securities (“Alternative Transaction”). In such an event, Maxim’s exclusivity enumerated in the Agreement shall still apply.

In the event that a Placement is an Underwritten Placement, prior to the commencement of the Underwritten Placement, the Company shall negotiate the terms of an underwriting agreement (the “Underwriting Agreement”) with the Lead Manager containing such terms, covenants, conditions, representations, warranties, and providing for the delivery of legal opinions, comfort letters and officers’ certificates, all in form and substance satisfactory to the Lead Manager and its counsel and the Company.

In the event that a Placement is a Direct Placement, the sale of Securities to any Purchaser will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such Purchaser, if required by the Purchaser, in a form reasonably satisfactory to the Company and the Lead Manager. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective Purchasers.

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In furtherance of the Company’s agreement that Maxim’s retention hereunder shall be exclusive, during the term of this Agreement, neither the Company nor any of its officers, directors, employees, (“Representatives”) will, directly or indirectly, solicit or otherwise encourage the submission of any proposal or offer (“Investment Proposal”) from any person or entity relating to any issuance of the Company’s equity or equity-linked securities (including warrants and debt securities with any equity feature) or participate in any discussions regarding an Investment Proposal. The term “Investment Proposal” shall not include (i) any investment in the equity securities of any other entity, and (ii) any transaction or agreement with one or more persons, firms or entities designated as a “strategic partner” of the Company, as determined in good faith by the Board of Directors of the Company, provided that each such person, firm or entity is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to one or more persons or entities whose primary business is investing in securities. The Company will immediately cease all contacts, discussions and negotiations with third parties regarding any Investment Proposal and, during the term, will promptly inform Maxim of any unsolicited Investment Proposals received by the Company or its Representatives.

Notwithstanding anything herein to the contrary, in the event that the Lead Manager determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement in writing upon the request of the Lead Manager to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

SECTION 1. Compensation and Other Fees.

As compensation for the services provided by the Lead Manager hereunder, the Company agrees to pay to the Lead Manager:

(A) The fees set forth below with respect to the Placement:

A cash fee payable immediately upon the closing of the Placement equal to seven percent (7.0%) of the aggregate gross proceeds raised in the Placement including any over-allotment subscription (the “Cash Fee”). The Lead Manager’s Fees shall be paid at the closing of the Placement (the “Closing”).

(B) Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company agrees to reimburse Maxim (a) $5,000 for non-accountable expenses; (b) up to $40,000 for the reasonable and accounted fees and expenses of legal counsel.

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SECTION 2. REGISTRATION STATEMENT.

(A) The Company represents and warrants to, and agrees with, Maxim that: (A) the Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), for the registration under the Securities Act of the Securities. At the time of such filing, the Company met the requirements of Form F-3 under the Securities Act. Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Securities and the plan of distribution thereof and has advised Maxim of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 16 of Form F-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

(B) The Registration Statement (and any further documents to be filed with the Commission) will contain all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it becomes effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, will comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

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(C) The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

(D) The Company has delivered, or will as promptly as practicable deliver, to the Lead Manager complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Lead Manager reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

(E) Without limiting the generality of the foregoing, the Underwriting Agreement shall contain customary representations and warranties of the Company and shall further provide that: (i) the Company, the Company’s management, directors and officers of 5.0% or more of the outstanding Securities as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Securities) shall enter into customary “lock-up” agreements in favor of Maxim pursuant to which such persons and entities shall agree, for a period of sixty (60) days after the Placement is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without Maxim’s prior written consent.

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SECTION 3. REPRESENTATIONS AND WARRANTIES. The Company makes to the Lead Manager all of the representations and warranties which the Company makes to the Purchasers in the Securities Purchase Agreement. and in addition makes the following two representations:

(a) Approvals. As of the date of this Agreement and provided the Shares do not exceed 20.0% of the outstanding shares on the Closing Date, except for the filings with the Nasdaq or other US applicable national exchange for the listing of the Shares for trading thereon in the time and manner required thereby, the issuance and listing on the Nasdaq or other US applicable national exchange of the Shares requires no further approvals, including but not limited to, the approval of shareholders.

(b) FINRA Affiliations. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5.0%) or greater stockholder of the Company, except as set forth in the Base Prospectus.

SECTION 4. INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 5. ENGAGEMENT TERM. The Lead Manager’s engagement hereunder shall become effective on the date hereof and shall continue until the earlier of (i) the final Closing Date of the Placement, (ii) April 1, 2021 (such date, the “Termination Date”). If the Company elects to terminate for any reason even though the Lead Manager was prepared to proceed with the Placement, and, if within twelve (12) months following such termination, the Company completes any financing of equity, equity-linked or debt or other capital raising activity of the Company (other than the exercise by any person or entity of any options, warrants or other convertible securities) with any of the investors introduced by the Lead Manager to the Company during the term of this Agreement, then the Company will pay to the Lead Manager upon the closing of such financing the compensation set forth in Section 1 herein. If the Company reasonably anticipates that the Lead Manager may become entitled to payment as set forth in the preceding sentence, the Company shall use its best efforts to notify the Lead Manager promptly of such possible payment. Notwithstanding anything to the contrary contained herein, the provisions concerning confidentiality, indemnification, contribution and the Company’s obligations to pay fees and reimburse expenses contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement, irrespective of whether a closing occurs. All such fees and reimbursements due shall be paid to the Lead Manager on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of the Placement or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 1 hereof). Maxim agrees not to use any confidential information concerning the Company provided to them by the Company for any purposes other than those contemplated under this Agreement.

SECTION 6. FUTURE RIGHTS. Upon the Closing of a Placement, for a period of six (6) months from the last closing of a Placement (the “Tail Period”), if the Company decides to enter into a Placement using an underwriter or placement agent in the U.S., the Company grants Maxim the right of first refusal to act as lead managing underwriter and lead left book runner or minimally as a co-lead manager and co-lead left book runner and/or co-lead left placement agent with at least 50.0% of the economics for any and all future equity, equity-linked or debt (excluding commercial bank debt) offerings (each, a “Subsequent Offering”) undertaken during the Tail Period by the Company or any subsidiary of the Company. The Company shall provide Maxim with written notice of its election to engage in a Subsequent Offering, which notice shall describe the proposed terms and conditions of such Subsequent Offering. Maxim shall notify the Company within ten (10) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Maxim should decline such retention, the Company shall have no further obligation to Maxim with respect to such other Subsequent Offering, except as otherwise provided for herein. Maxim acknowledges that if the Company issues convertible notes to Company management without the use of an agent or underwriter, such transaction shall not be deemed a Subsequent Offering.

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SECTION 7. LEAD MANAGER INFORMATION. The Company agrees that any information or advice rendered by the Lead Manager in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without such Lead Manager’s prior written consent.

SECTION 8. NO FIDUCIARY RELATIONSHIP. This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that Maxim is and shall not be construed to be a fiduciary of the Company and Maxim shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of the Lead Manager hereunder, all of which are hereby expressly waived.

SECTION 9. CLOSING. The obligations of the Lead Manager and the closing of the sale of the Securities hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of each Lead Manager. Any filings required to be made by the Company in shall have been timely filed with the Commission.

(B) The Lead Manager shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Lead Manager, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C) All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Securities, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(D) The Lead Manager shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Lead Manager and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Lead Manager, substantially identical to that provided to the Purchasers.

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(E) Neither the Company (i) shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any change in any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company, otherwise than as set forth in or contemplated by the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the light of a reasonable judgement so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement.

(F) The Common Stock is registered under the Exchange Act and, as of the Closing Date, the Shares shall be listed and admitted and authorized for trading on the Nasdaq or other applicable US national exchange and satisfactory evidence of such action shall have been provided to the Lead Manager. The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from the Nasdaq or other applicable US national exchange, nor has the Company received any information suggesting that the Commission or the Nasdaq or other US applicable national exchange is contemplating terminating such registration or listing.

(G) to action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

(H) The Company shall have prepared and filed with the Commission a Current Report on Form 6-K with respect to the Placement, including as an exhibit thereto this Agreement.

(1) The Company shall have entered into subscription agreements with each of the Purchasers and such agreements shall be in full force and effect and shall contain representations and warranties of the Company as agreed between the Company and the Purchasers.

(J) FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement. In addition, the Company shall, if requested by the Lead Manager, make or authorize Lead Manager’s counsel to make on the Company’s behalf, an Issuer Filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 2710 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(K) Prior to the Closing Date, the Company shall have furnished to the Lead Manager such further information, certificates and documents as the Lead Manager may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Lead Manager.

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SECTION 10. GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the Federal Court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

SECTION 11. ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions) embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Lead Manager and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Securities, as applicable. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a “.pdf’ format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

SECTION 12. CONTINGENT REQUIREMENTS. The Placement shall be conditioned upon, among other things, the following:

(i) Satisfactory completion by the Lead Manager of its due diligence investigation and analysis of: (a) the Company’s arrangements with its officers, directors, employees, affiliates, customers and suppliers, (b) the audited historical financial statements of the Company.

(ii) The Company retaining a firm nationally recognized in the U.S. of independent PCAOB registered public accountants acceptable to the Lead Manager, which will have responsibility for the preparation of the financial statements and the financial exhibits, if any, to be included in the Transaction Documents, and will continue to engage accountants of comparable quality (as may be determined by the Company’s Board of Directors or audit committee) for a period of at least three (3) years after the initial Closing Date;

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(iii) The Company retaining a transfer agent for the Company’s common equity reasonably acceptable to the Lead Manager and continuing to retain a competent transfer agent for a period of three (3) years after the initial Closing Date; and

(iv) Upon the execution of the engagement letter, the Company at its own expense will conduct background checks, by a background search firm mutually acceptable to the Company and the Placement Agent, for the Company’s senior management.

SECTION 13. NOTICES Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages hereto.

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[SIGNATURE PAGE AND ADDENDUM A FOLLOWS]

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We look forward to working with the Company. Please confirm that the foregoing correctly sets forth our agreement by signing and returning the enclosed copy of this Agreement.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Alex Jin
Alex Jin
Managing Director, Investment Banking

By:	/s/ Clifford A. Teller
Clifford A. Teller
Executive Managing Director
Head of Investment Banking

Address for notice:
405 Lexington Avenue
2nd Floor
New York, NY 10174

Accepted and Agreed to as of the date first written above:

CLPS INCORPORATION

By:	/s/ Raymond Ming Hui Lin
Raymond Ming Hui Lin
Chief Executive Officer

Address for notice:
c/o Unit 702, 7th Floor, Millennium City II
378 Kwun Tong Road, Kwun Tong, Kowloon
Hong Kong SAR

[SIGNATURE PAGE TO THE AGREEMENT]

[ADDENDUM A FOLLOWS]

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ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Maxim by the Company pursuant to a placement agreement dated herein on page 1 of this Agreement, between the Company and Maxim as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.	To the extent permitted by law, the Company will indemnify Maxim and each of its affiliates, stockholders, directors, officers, employees and controlling persons (within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934) against all losses, claims, damages, expenses and liabilities, as the same are incurred (including the reasonable fees and expenses of counsel), relating to or arising out of its activities hereunder or pursuant to the Agreement, except, with regard to the Lead Manager, to the extent that any losses, claims, damages, expenses or liabilities (or actions in respect thereof) are found in a final judgment (not subject to appeal) by a court of law to have resulted primarily and directly from such Lead Manager’s willful misconduct or gross negligence in performing the services described herein, as the case may be.

2.	Promptly after receipt by the Lead Manager of notice of any claim or the commencement of any action or proceeding with respect to which such Lead Manager is entitled to indemnity hereunder, such Lead Manager will notify the Company in writing of such claim or of the commencement of such action or proceeding, and the Company will assume the defense of such action or proceeding and will employ counsel reasonably satisfactory to such Lead Manager and will pay the fees and expenses of such counsel. Notwithstanding the preceding sentence, such Lead Manager will be entitled to employ counsel separate from counsel for the Company and from any other party in such action if counsel for such Lead Manager reasonably determines that it would be inappropriate under the applicable rules of professional responsibility for the same counsel to represent both the Company and such Lead Manager. In such event, the reasonable fees and disbursements of no more than one such separate counsel will be paid by the Company. The Company will have the exclusive right to settle the claim or proceeding provided that the Company will not settle any such claim, action or proceeding without the prior written consent of the Lead Manager, which will not be unreasonably withheld.

3.	The Company agrees to notify the Lead Manager promptly of the assertion against it or any other person of any claim or the commencement of any action or proceeding relating to a transaction contemplated by the Agreement.

4.	If for any reason the foregoing indemnity is unavailable to Maxim or insufficient to hold Maxim harmless, then the Company shall contribute to the amount paid or payable by Maxim as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and Maxim on the other, but also the relative fault of the Company on the one hand and Maxim on the other, separately and not jointly, that resulted in such losses, claims, damages or liabilities, as well as any relevant equitable considerations. The amounts paid or payable by a party in respect of losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees and expenses incurred in defending any litigation, proceeding or other action or claim. Notwithstanding the provisions hereof, the Lead Manager’s share of the liability hereunder shall not be in excess of the amount of fees actually received, or to be received, by such Lead Manager under the Agreement (excluding any amounts received as reimbursement of expenses incurred by Maxim).

5.	These Indemnification Provisions shall remain in full force and effect whether or not the transaction contemplated by the Agreement is completed and shall survive the termination of the Agreement and shall be in addition to any liability that the Company might otherwise have to any indemnified party under the Agreement or otherwise.

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